CONSENT OF
                                  ----------
                          KIRKPATRICK & LOCKHART LLP
                          --------------------------

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Statement of Additional Information of Post-Effective Amendment No. 7 under the Securities Act of 1933 and Post-Effective Amendment No. 2 under the Investment Company Act of 1940 to the Form N-6 Registration Statement of Life Insurance Separate Account of USAA Life Insurance Company, as registrant, and USAA Life Insurance Company, as depositor, Securities Exchange Commission File Nos. 333-45343 and 811-08625.

                                            /s/

                                            KIRKPATRICK & LOCKHART LLP

Washington, D.C.
March 12, 2003

DC-560646 v2 0306406-0103